SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2007
LIGAND PHARMACEUTICALS INCORPORATED
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)
000-20720
(Commission File Number)
10275 Science Center Drive,
San Diego, California
(Address of principal executive offices)
(858) 550-7500
(Registrant’s telephone number, including area code)
77-0160744
(I.R.S. Employer Identification No.)
92121-1117
(Zip Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On June 20, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Ligand Pharmaceuticals Incorporated (“Ligand”) granted awards of restricted stock of common stock, $0.001 par value, to the following executive officers pursuant to Ligand’s 2002 Stock Incentive Plan: John P. Sharp, 15,000 shares; Charles S. Berkman, 11,000; Dr. Martin D. Meglasson, 11,000 shares; and Dr. Zofia E. Dziewanowska, 7,000 shares. The restricted stock will vest in three equal annual installments beginning on the later of (i) February 15, 2008 or (ii) three days following the announcement by Ligand of its 2007 year-end financial results, and any unvested shares will be forfeited to Ligand, or repurchased by Ligand at the original purchase price, in the event an officer ceases to be employed by Ligand prior to the vesting of such shares.
     Each restricted stock grant is evidenced by a restricted stock grant agreement, a copy of which will be filed as an exhibit to Ligand’s quarterly report on Form 10-Q for the quarterly period ending June 30, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned.

LIGAND PHARMACEUTICALS INCORPORATED
Date: June 26, 2007	By:	/s/ Charles S. Berkman
		Name:	Charles S. Berkman
		Title:	Vice President, General Counsel & Secretary